Exhibit 10.4

ESCROW AGREEMENT

This Escrow Agreement (the “Agreement”) is entered into as of [Closing Date], by and among Fortissimo Acquisition Corp., a Delaware corporation (“Parent”), Justin Booth-Clibborn (the “Stockholders’ Representative”) and American Stock Transfer & Trust Company (the “Escrow Agent”). Capitalized terms used and not otherwise defined herein shall have the respective meanings assigned to them in the Merger Agreement referred to below.

WHEREAS, Parent, FAC Acquisition Sub Corp., a New York corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), Psyop, Inc., a New York corporation (the “Company”), Psyop Services, LLC, a New York limited liability company, Justin Booth-Clibborn, Hejung Marie Hyon, Justin Lane, Kylie Matulick, Eben Mears, Robert Todd Mueller, Samuel Selinger, Marco Spier and Christopher Staves (collectively, the “Stockholders”) and the Stockholders’ Representative have entered into an Agreement and Plan of Merger and Interests Purchase Agreement dated January 15, 2008 (the “Merger Agreement”);

WHEREAS, the Merger Agreement provides that escrow accounts will be established to secure (i) the indemnification obligations of the Stockholders to Parent pursuant to Article IX of the Merger Agreement (the “Indemnification Escrow”) and (ii) the Stock Contingent Consideration that will vest pursuant to the provisions of Exhibit A of the Merger Agreement (the “Restricted Stock Escrow”); and

WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

NOW, THEREFORE, the parties hereto hereby agree as follows:

1.  Agreement of Company Stockholders. The Stockholders have, by virtue of their execution of the Merger Agreement, agreed to: (a) the establishment of the Indemnification Escrow and the Restricted Stock Escrow, (b) the appointment of the Stockholders’ Representative as their representative for purposes of this Agreement and as attorney-in-fact and agent for and on behalf of each Stockholder, and the taking by the Stockholders’ Representative of any and all actions and the making of any decisions required or permitted to be taken or made by it under this Agreement and (c) all of the other terms, conditions and limitations in this Agreement.

2.  Escrow.

(a)  Indemnification Stock Escrow. On the Closing Date, and simultaneously with the execution of this Agreement, Parent has deposited with the Escrow Agent, on behalf of the Stockholders, one or more certificates representing the Stock Escrow Amount, issued in the name of a nominee appointed by the Stockholders’ Representative. The Escrow Agent hereby acknowledges receipt of such stock certificate or certificates. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(a) are referred to herein as the “Indemnification Escrow Shares.” The Escrow Agent agrees to hold the Indemnification Escrow Shares in an escrow account (the “Indemnification Escrow Account”), subject to the terms and conditions of this Agreement. The nominee, if any, appointed by the Stockholders’ Representative, shall deliver to the Escrow Agent stock powers executed in blank for use, if necessary, with respect to the Indemnification Escrow Shares and the Restricted Escrow Shares referred to below.

(b)  Indemnification Escrow Fund. On the Closing Date, and simultaneously with the execution of this Agreement, Parent has deposited with the Escrow Agent, on behalf of the Stockholders, by wire transfer or delivery of a check of Parent payable to the Escrow Agent, the Cash Escrow Amount. The Cash Escrow Amount shall be $1,014,008. The Escrow Agent hereby acknowledges receipt of such sum. Such sum, together with any interest earned thereon, is referred to herein as the “Indemnification Escrow Fund.” The Indemnification Escrow Fund shall be invested in accordance with Section 5 hereof. The Escrow Agent agrees to hold the Indemnification Escrow Fund in the Indemnification Escrow Account, subject to the terms and conditions of this Agreement.

(c)  Restricted Stock Escrow. On the Closing Date, and simultaneously with the execution of this Agreement, Parent has deposited with the Escrow Agent, on behalf of the Stockholders, one or more certificates representing the Maximum Revenue Contingent Stock and the Maximum EBITDA Contingent Stock , issued in the name of a nominee appointed by the Stockholders’ Representative. The Escrow Agent hereby acknowledges receipt of such stock certificate or certificates. The shares deposited with the Escrow Agent pursuant to the first sentence of this Section 2(c) are referred to herein as the “Restricted Escrow Shares,” and together with the Indemnification Escrow Shares, the “Escrow Shares”. The Escrow Agent agrees to hold the Restricted Escrow Shares in an escrow account (the “Restricted Escrow Account”), subject to the terms and conditions of this Agreement and of the Restricted Stock Agreements.

(d)  Dividends, Etc. Any securities distributed in respect of or in exchange for any of the Escrow Shares, whether by way of stock dividends, stock splits or otherwise, shall be issued in the name of the nominee appointed by the Stockholders’ Representative pursuant to Section 2(a), and shall be delivered to the Escrow Agent, who shall hold such securities in the Indemnification Escrow Account or the Restricted Escrow Account, as applicable. Such securities shall be considered Escrow Shares for purposes hereof. Any cash dividends or property (other than securities) distributed in respect of the Escrow Shares shall promptly be distributed by Parent to the Stockholders.

(e)  Voting of Shares. The Escrow Agent shall not vote any of the Escrow Shares. The Stockholders’ Representative shall vote the Escrow Shares on behalf of the Stockholders, in accordance with instructions provided by the Stockholders to the Stockholders’ Representative.

(f)  Transferability. The respective interests of the Stockholders in the Escrow Shares shall not be assignable or transferable, other than by operation of law. Notice of any such assignment or transfer by operation of law shall be given to the Escrow Agent and Parent, and no such assignment or transfer shall be valid until such notice is given.

3.  Distribution of Indemnification Escrow Shares and Indemnification Escrow Fund.

(a)  If Parent or any member of the Parent Indemnified Group claims that he, she or it is entitled to all or any portion of the Indemnification Escrow Shares or Indemnification Escrow Fund resulting from any liabilities or amounts owed to Parent pursuant to Article IX of the Merger Agreement, Parent shall, prior to 5:00 p.m. (New York time) on the business day before the Indemnification Escrow Shares Termination Date (defined below) or an Indemnification Escrow Fund Distribution (defined below), give written notice of such claim (a “Claim Notice”) to the Stockholders’ Representative with a copy to the Escrow Agent. Each Claim Notice shall state the amount claimed to be owed to Parent or Damages claimed (the “Claimed Amount”) and the basis for such liability or claim. For purposes of this Agreement, Parent shall represent the appropriate member of the Parent Indemnified Group, to the extent applicable. The Claim Notice shall also specify the number of Indemnification Escrow Shares that Parent has calculated having a value equal to the full Claimed Amount (as computed pursuant to Section 3(m) below).

(b)  Within thirty (30) days of receipt by the Stockholders’ Representative of a Claim Notice, the Stockholders’ Representative shall provide to the party providing the Claim Notice (with a copy to the Escrow Agent) a written response (the “Response Notice”) in which the Stockholders’ Representative shall either: (i) agree that (1) the number of Indemnification Escrow Shares stated by Parent in the Claim Notice as having a value equal to the full Claimed Amount or (2) a portion of the Indemnification Escrow Fund equal to the full Claimed Amount, as applicable, may be released from escrow to Parent, (ii) agree that (1) the number of Indemnification Escrow Shares stated by Parent in the Claim Notice as having a value equal to part, but not all, of the Claimed Amount, or (2) a portion of the Indemnification Escrow Fund equal to part, but not all, of the Claimed Amount, may be released from escrow to Parent, or (iii) contest that any or all of the Indemnification Escrow Shares or Indemnification Escrow Fund, as applicable, may be released from the escrow to Parent. The Escrow Agent must receive the Response Notice by 5:00 p.m. (New York time) on the thirtieth (30th) day after the Claim Notice had been received. The Escrow Agent shall not honor the notice after such time. If no Response Notice is delivered to, and received by the Escrow Agent within such thirty (30) day period, the Stockholders’ Representative shall be deemed to have agreed that (x) the Indemnification Escrow Shares having a value equal to all of the Claimed Amount, and/or (y) the portion of the Indemnification Escrow Fund equal to all of the Claimed Amount, may be released to Parent from escrow. Notwithstanding any terms of this Agreement to the contrary, no Claim Notice or Response Notice shall be deemed to have been delivered to the Escrow Agent until it is actually received by the Escrow Agent at the address set forth in Section 11(e) hereof.

(c)  If the Stockholders’ Representative agrees (or is deemed to have agreed) that (i) the number of Indemnification Escrow Shares stated by Parent in the Claim Notice as having a value equal to all of the Claimed Amount or (ii) a portion of the Indemnification Escrow Fund equal to all of the Claimed Amount, as applicable, may be released from escrow to Parent, the Escrow Agent shall promptly thereafter distribute to Parent such number of Indemnification Escrow Shares having a value equal to the Claimed Amount (or such lesser number of Indemnification Escrow Shares as are then held in escrow) or the portion of the Indemnification Escrow Fund having a value equal to the Claimed Amount (or such lesser amount of the Indemnification Escrow Fund then held in escrow), in each case as applicable. Escrow Agent shall not be responsible for calculating any such amounts and shall be entitled to rely on written instructions by Parent, a copy of which shall be provided to the Stockholders’ Representative.

(d)  If the Stockholders’ Representative agrees that (i) the number of Indemnification Escrow Shares stated by Parent in the Claim Notice as having a value equal to part, but not all, of the Claimed Amount or (ii) a portion of the Indemnification Escrow Fund equal to part, but not all, of the Claimed Amount, as applicable (the “Partial Agreed Amounts”) may be released from the escrow to Parent, the Escrow Agent promptly shall distribute to Parent such number of Indemnification Escrow Shares (or such lesser number of Indemnification Escrow Shares as is then held in escrow) or the portion of the Indemnification Escrow Fund having a value equal to the sum of all Partial Agreed Amounts (or such lesser amount of the Indemnification Escrow Fund then held in escrow), as applicable, per a written instruction signed by Parent pursuant to Section 3(e), with a copy delivered to the Stockholders’ Representative.

(e)  If the Stockholders’ Representative contests the release of (i) the Indemnification Escrow Shares having a value equal to all or part of the Claimed Amount or (ii) the portion of the Indemnification Escrow Fund equal to all or part of the Claimed Amount (the “Contested Amount”), the Stockholders’ Representative and Parent shall attempt promptly and in good faith to agree upon the rights of the parties with respect to the Contested Amount. If the parties should so agree, a memorandum setting forth such agreement shall be prepared and signed by both parties and delivered to the Escrow Agent and, if such agreement provides that all or a portion of the Contested Amount is to be paid to a member of the Parent Indemnified Group, the Escrow Agent shall promptly distribute to Parent from the escrow (i) an amount of Indemnification Escrow Shares having a value equal to the amount so agreed or (ii) a portion of the Indemnification Escrow Fund equal to the amount so agreed. If no such agreement can be reached within 15 days, the matter shall be settled by binding arbitration in New York City, New York. Notwithstanding the foregoing, the parties may defer arbitration to a mutually agreeable later date. All claims shall be settled by a single arbitrator mutually agreeable to Parent and the Stockholders’ Representative, or if they cannot agree on a single arbitrator in 20 days, by three arbitrators, in accordance with the Commercial Arbitration Rules then in effect of the American Arbitration Association. One of such arbitrators shall be chosen by Parent, one shall be chosen by the Stockholders’ Representative and the third shall be chosen by the first two arbitrators selected pursuant to this sentence. The Party against whom an award is entered shall pay the costs of arbitration and the other Party’s reasonable out of pocket costs and expenses, including without limitation, reasonable attorney’s fees. The arbitrator’s decision shall relate solely to whether Parent is entitled to receive the Contested Amount (or a portion thereof) pursuant to the applicable terms of the Merger Agreement and this Agreement. The final decision of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, shall be furnished to the Stockholders’ Representative and Parent in writing and shall constitute a conclusive determination of the issue in question, binding upon the Stockholders, the Parent and the Parent Indemnified Group, and shall not be contested by any of them. Such decision may be used in a court of law only for the purpose of seeking enforcement of the arbitrator’s award. Either the Stockholders’ Representative or the Parent may deliver a memorandum to the Escrow Agent setting forth such arbitrator’s decision in accordance with the second sentence of this paragraph. The parties hereto agree that all arbitration proceedings conducted pursuant to this Agreement shall be held confidential. In no event shall the Escrow Agent be a party to any arbitration proceeding.

(f)  After delivery of a Response Notice that a portion of the Claimed Amount is contested by the Stockholders’ Representative, the Escrow Agent shall continue to hold in escrow either (x) an amount of Indemnification Escrow Shares having a value sufficient to cover the Contested Amount (up to the amount of Indemnification Escrow Shares then available in escrow) or (y) a portion of the Indemnification Escrow Fund equal to the Contested Amount (up to the amount of Indemnification Escrow Fund then available in escrow) notwithstanding the occurrence of the Indemnification Escrow Shares Termination Date or an Indemnification Escrow Fund Distribution, until (i) delivery of a copy of a settlement agreement executed by a Parent and the Stockholders’ Representative setting forth instructions to the Escrow Agent as to the release of Indemnification Escrow Shares or portion of the Indemnification Escrow Fund, as applicable, that shall be made with respect to the Contested Amount or (ii) delivery of a copy of the final award of the arbitrator, or a majority of the arbitrators in the case of three arbitrators, and the memo referenced in the last sentence of the preceding paragraph setting forth instructions to the Escrow Agent as to the release of the Indemnification Escrow Shares or portion of the Indemnification Escrow Fund, as applicable, that shall be made with respect to the Contested Amount. The Escrow Agent shall thereupon release the Indemnification Escrow Shares or portion of the Indemnification Escrow Fund from escrow (up to the amount of Indemnification Escrow Shares or Indemnification Escrow Fund then available in escrow) in accordance with such agreement or instructions.

(g)  Notwithstanding the foregoing, if on the Indemnification Escrow Shares Termination Date or an Indemnification Escrow Fund Distribution, Parent has previously given any Claim Notices that have not then been resolved, the Escrow Agent shall retain in escrow either (i) an amount of Indemnification Escrow Shares having a value equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved and/or (ii) a portion of the Indemnification Escrow Fund equal to the aggregate Claimed Amount covered by all such Claim Notices that have not then been resolved, as applicable. Any Indemnification Escrow Shares or portion of the Indemnification Escrow Fund retained in escrow pursuant to this Section 3(g) shall be disbursed to the relevant Stockholders in accordance with the terms of the resolution of any claims relating to any of the Indemnification Escrow Shares or portion of the Indemnification Escrow Fund retained hereunder.

(h)  Escrow Agent shall also be allowed to disburse Indemnification Escrow Funds or Indemnification Escrow Shares upon any joint written instructions signed by the Stockholders’ Representative and Parent.

(i)  Distribution Following Indemnification Escrow Shares Termination Date. Subject to the provisions of Section 3(f) above, on the one year anniversary of the Closing Date (the “Indemnification Escrow Shares Termination Date”), the Escrow Agent shall distribute to the Stockholders’ Representative, on behalf of the Stockholders, all of the Indemnification Escrow Shares then held in escrow pursuant to Section 3(k) pursuant to written instruction by Parent and the Stockholders’ Representative which clearly states how many shares to send to the Stockholders’ Representative. Escrow Agent shall have no duty to determine the distribution on the Escrow Termination Date and shall be entitled to rely upon any calculations set forth in written instruction by Parent and the Stockholders’ Representative. The Stockholders’ Representative shall distribute any Escrow Shares delivered to him in accordance with the provisions of Section 3(k) below.

(j)  Disbursements from Escrow Fund. Except for any disbursements pursuant to the preceding provisions of this Section 3, subject to the provisions of Section 3(f) above, Parent and the Stockholders’ Representative shall jointly instruct the Escrow Agent to disburse amounts from the Indemnification Escrow Fund (an “Indemnification Escrow Fund Distribution”) within five business days after the one year anniversary of the Closing Date (the “Termination Date”).

(k)  Method of Indemnification Escrow Share Distribution. Any distribution of all or a portion of the Indemnification Escrow Shares to the Stockholders’ Representative, on behalf of the Stockholders, shall be made by delivery to the Stockholders’ Representative of stock certificates issued in the name of the Stockholders covering such percentage of the Indemnification Escrow Shares being distributed as is calculated in accordance with the percentages set forth opposite such Stockholders’ respective names on Attachment A hereto. The Escrow Agent shall have no responsibility for the shares when the Indemnification Escrow Shares are no longer in the Escrow Agent’s possession in accordance with this Agreement. Distributions to the Stockholders shall be made by the Escrow Agent to the Stockholders’ Representative pursuant to a written instruction by Parent and Stockholders’ Representative, following which the Stockholders’ Representative shall distribute stock certificates to the Stockholders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such Stockholder). No fractional Indemnification Escrow Shares shall be distributed to Stockholders pursuant to this Agreement. Instead, the number of shares that each Stockholder shall receive shall be rounded up or down to the nearest whole number (provided that the Stockholders’ Representative shall have the authority to effect such rounding in such a manner that the total number of whole Indemnification Escrow Shares to be distributed equals the number of Indemnification Escrow Shares then being distributed).

(l)  Method of Indemnification Escrow Fund Disbursement. Any disbursement of all or a portion of the Indemnification Escrow Fund to the Stockholders shall be made in accordance with the percentages set forth opposite such holders’ respective names on Attachment A hereto. Disbursements to the Stockholders shall be made by the Escrow Agent to the Stockholders’ Representative for distribution to the Stockholders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such holder).

(m)  Valuation of Indemnification Escrow Shares. For purposes of this Agreement, the “value” of any Indemnification Escrow Shares shall be deemed to have a value equal to the average of the closing stock price of a share of Parent Common Stock on the OTC Bulletin Board as reported by Bloomberg L.P., Reuters Group plc, The Thomson Corporation or a similar stock market reporting service as may reasonably be selected by the Parent, for the thirty trading days preceding the date that is two business days prior to the Closing Date (subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split or similar event affecting the common stock of Parent since the Closing), multiplied by the number of such Indemnification Escrow Shares.

(n)  Failure to Execute Instruction. Any dispute arising from the failure or refusal of a party to execute a joint instruction or notice required to be executed by such party pursuant to this Agreement for delivery to the Escrow Agent shall be resolved by arbitration in accordance with the provisions of Section 3(e).

4.  Investment of Indemnification Escrow Fund.

(a)   Permitted Investments. Any monies held in the Indemnification Escrow Fund shall be invested by the Escrow Agent, to the extent permitted by law and as directed by the Stockholders’ Representative, in (i) obligations issued or guaranteed by the United States of America or any agency or instrumentality thereof, (ii) obligations (including certificates of deposit and bankers’ acceptances) of domestic commercial banks which at the date of their last public reporting had total assets in excess of $500,000,000, (iii) commercial paper rated at least A-1 or P-1 or, if not rated, issued by companies having outstanding debt rated at least AA or Aa and (iv) money market mutual funds invested exclusively in some or all of the securities described in the foregoing clauses (i), (ii) and (iii). Absent receipt of specific written investment instructions from the Stockholders’ Representative, the Escrow Agent shall have no obligation or duty to invest (or otherwise pay interest on) the Indemnification Escrow Fund. The Escrow Agent shall have no liability for any investment losses, including without limitation any market loss on any investment liquidated prior to maturity in order to make a payment required hereunder.

(b)  Tax Reporting. Unless, until and to the extent distributed to the Stockholders or to Parent in accordance with this Agreement, (i) the amounts in the Indemnification Escrow Fund and all interest and other income thereon at all times are and shall be the exclusive property of the Stockholders and shall be reported as such for all tax reporting purposes and (ii) the Escrow Shares shall be the exclusive property of the Stockholders and shall be reported as such for all tax reporting purposes. Escrow Agent has no ownership interest in the Indemnification Escrow Fund or the Escrow Shares but is serving as escrow holder having only possession thereof. Any payments from the escrow shall be subject to withholding laws and regulations then in force with respect to United States taxes. The parties hereto will provide the Escrow Agent with appropriate W-9 or W-8 forms or other appropriate tax certifications, as necessary, including that the Stockholders’ Representative will provide such appropriate forms from the Stockholders. This Section 4(b) shall survive notwithstanding any termination of this Agreement or the resignation of Escrow Agent.

5.  Distribution of Restricted Escrow Shares.

(a)  The Escrow Agent shall distribute to the Stockholders’ Representative on behalf of and for the account of the Stockholders the shares of Maximum Revenue Contingent Stock and the Maximum EBITDA Contingent Stock that have vested for the applicable Annual Contingent Consideration Period on the applicable Contingent Consideration Payment Date.

(b)  Any distribution of such shares of Maximum Revenue Contingent Stock and Maximum EBITDA Contingent Stock to the Stockholders’ Representative, on behalf of the Stockholders, shall be made by delivery of a stock certificates issued in the name of each of the Stockholders covering the number of shares of Parent Common Stock equal to each Stockholder’s shares of Maximum Revenue Contingent Stock and Maximum EBITDA Contingent Stock that have vested for the applicable Annual Contingent Consideration Period. The Escrow Agent shall have no responsibility for the shares when the Restricted Escrow Shares are no longer in the Escrow Agent’s possession. Distributions to the Stockholders shall be made by the Escrow Agent to the Stockholders’ Representative pursuant to a written instruction by Parent and Stockholders’ Representative, following which the Stockholders’ Representative shall distribute stock certificates to the Stockholders at their respective addresses shown on Attachment A (or such other address as may be provided in writing to the Escrow Agent by any such Stockholder). No fractional Restricted Escrow Shares shall be distributed to Stockholders pursuant to this Agreement. Instead, the number of shares that each Stockholder shall receive shall be rounded up or down to the nearest whole number (provided that the Stockholders’ Representative shall have the authority to effect such rounding in such a manner that the total number of whole Restricted Escrow Shares to be distributed equals the number of Restricted Escrow Shares then being distributed).

(c)  Forfeiture Following Annual Contingent Consideration Periods.  Pursuant to Exhibit A of the Merger Agreement and Section 2 of the Restricted Stock Agreements, dated as of ______, 2008, between Parent and each of the Stockholders (the “Restricted Stock Agreements”), the shares of Maximum Revenue Contingent Stock and the Maximum EBITDA Contingent Stock that have not vested pursuant to the Merger Agreement for an Annual Contingent Consideration Period shall be forfeited automatically and immediately to Parent on the applicable Contingent Consideration Payment Date without the payment of any consideration to the Stockholders. The Escrow Agent shall distribute to Parent such unvested shares of Maximum Revenue Contingent Stock and Maximum EBITDA Contingent Stock on the applicable Contingent Consideration Payment Date.

(d)  Forfeiture Following Termination of Employment. In the event that a Stockholder ceases to be employed by Fortissimo at any time prior to the last day of the applicable Annual Contingent Consideration Period for a reason that requires forfeiture of shares of Maximum Revenue Contingent Stock and Maximum EBITDA Contingent Stock pursuant to such Stockholder’s Restricted Stock Agreement and Exhibit A of the Merger Agreement, all shares of Maximum Revenue Contingent Stock and Maximum EBITDA Contingent Stock issued to the Stockholder and not vested pursuant to the Merger Agreement shall be forfeited automatically and immediately and shall be reallocated among the remaining Stockholders in accordance with Section 2(b) of Exhibit A to the Merger Agreement. Any such reallocated shares of Maximum Revenue Contingent Stock and the Maximum EBITDA Contingent Stock that vest with respect to an Annual Contingent Consideration Period occurring after such reallocation, shall be distributed by the Escrow Agent to the Stockholders’ Representative on behalf of and for the account of the Stockholders in accordance with Sections 2(a) and 2(b) above as soon as practicable after the applicable Contingent Consideration Payment Date, as set forth in a joint written instruction executed by the Parent and the Stockholders’ Representative. Any dispute arising from the failure or refusal of a party to execute such joint instruction shall be resolved by arbitration in accordance with the provisions of Section 3(e).

6.  Fees and Expenses of Escrow Agent. Parent, on the one hand, and the Stockholders, on the other hand, shall each (a) pay one-half of the fees of the Escrow Agent for the services to be rendered by the Escrow Agent hereunder, which are set forth on Attachment B hereto, and (b) reimburse the Escrow Agent for one-half of its reasonable expenses (including reasonable attorney’s fees and expenses) incurred in connection with the performance of its duties under this Agreement.

7.  Limitation of Escrow Agent’s Liability.

(a)  Limitation on Liability. The Escrow Agent undertakes to perform only such duties as expressly set forth herein and no duties shall be implied. The Escrow Agent shall incur no liability with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by it to be genuine and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Escrow Agent shall not be responsible for the validity or sufficiency of this Agreement or any other agreement referred to herein. In all questions arising under the Agreement, the Escrow Agent may rely on the advice of counsel, and the Escrow Agent shall not be liable to anyone for anything done, omitted or suffered in good faith by the Escrow Agent based on such advice. The Escrow Agent shall not be required to take any action hereunder involving any expense unless the payment of such expense is made or provided for in a manner reasonably satisfactory to it. In no event shall the Escrow Agent be liable for indirect, punitive, special or consequential damages.

(b)  Indemnification. Parent and the Stockholders jointly and severally, each agree to indemnify the Escrow Agent and its directors, officers, agents and employees (the “Indemnitees”), and hold it harmless against, any loss, liability or expense (including the fees and expenses of in-house or outside counsel) arising out of or in connection with (i) the Escrow Agent’s execution and performance of this Agreement, except in the case of any Indemnitee to the extent that such loss, liability or expense is due to gross negligence or willful misconduct on the part of Escrow Agent, arising out of or in connection with its carrying out of its duties hereunder.

8.  Liability and Authority of Stockholders’ Representative; Successors and Assignees.

(a)  Limitation on Liability. The Stockholders’ Representative shall incur no liability to the Stockholders with respect to any action taken or suffered by it in reliance upon any notice, direction, instruction, consent, statement or other documents believed by them to be genuinely and duly authorized, nor for other action or inaction except its own willful misconduct or gross negligence. The Stockholders’ Representative may, in all questions arising under the Agreement, rely on the advice of counsel and the Stockholders’ Representative shall not be liable to the Stockholders for anything done, omitted or suffered in good faith by the Stockholders’ Representative based on such advice.

(b)  Successor Stockholders’ Representative. In the event of the death or permanent disability of the Stockholders’ Representative, or his or her resignation or removal as an Stockholders’ Representative, a successor Stockholders’ Representative shall be elected by a majority vote of the Stockholders, with each such Stockholder (or his, her or its successors or assigns) to be given a vote equal to the number of votes represented by the shares of stock of the Company held by such Stockholder immediately prior to the effective time of the Subsidiary Merger. The successor Stockholders’ Representative shall have all of the power, authority, rights and privileges conferred by this Agreement upon the original Stockholders’ Representative, and the term “Stockholders’ Representative” as used herein shall be deemed to include successor Stockholders’ Representative.

(c)  Power and Authority. The Stockholders’ Representative shall have full power and authority to represent the Stockholders, and its successors, with respect to all matters arising under this Agreement and all actions taken by the Stockholders’ Representative hereunder shall be binding upon the Stockholders, and its successors, as if expressly confirmed and ratified in writing by each of them. Without limiting the generality of the foregoing, the Stockholders’ Representative, acting by a majority thereof, shall have full power and authority to interpret all of the terms and provisions of this Agreement, to compromise any claims asserted hereunder and to authorize any release of the Escrow Shares to be made with respect thereto, on behalf of the Stockholders and their successors. All actions to be taken by the Stockholders’ Representative hereunder shall be evidenced by, and taken upon, the written direction of a majority thereof.

(d)  Reliance by Escrow Agent. The Escrow Agent may rely on the Stockholders’ Representative as the exclusive agent of the Stockholders under this Agreement and shall incur no liability to any party with respect to any action taken or suffered by it in reliance thereon.

9.  Termination. This Agreement shall terminate upon the distribution by the Escrow Agent of all of the Escrow Shares and the Indemnification Escrow Fund in accordance with this Agreement; provided that the provisions of Sections 7 and 8 shall survive such termination.

10.  Successor Escrow Agent. In the event the Escrow Agent becomes unavailable or unwilling to continue in its capacity herewith, the Escrow Agent may resign and be discharged from its duties or obligations hereunder by delivering a resignation to the parties to this Escrow Agreement, not less than 60 days prior to the date when such resignation shall take effect. Parent may appoint a successor Escrow Agent without the consent of the Stockholders’ Representative so long as such successor is a bank with assets of at least $500 million, and may appoint any other successor Escrow Agent with the consent of the Stockholders’ Representative, which shall not be unreasonably withheld. If, within such notice period, Parent provides to the Escrow Agent written instructions with respect to the appointment of a successor Escrow Agent and directions for the transfer of any Escrow Shares then held by the Escrow Agent to such successor, the Escrow Agent shall act in accordance with such instructions and promptly transfer such Escrow Shares to such designated successor. If no successor Escrow Agent is named as provided in this Section 10 prior to the date on which the resignation of the Escrow Agent is to properly take effect, the Escrow Agent may apply to a court of competent jurisdiction for appointment of a successor Escrow Agent.

11.  General.

(a)  Entire Agreement. Except for those provisions of the Merger Agreement and the Restricted Stock Agreements referenced herein, this Agreement constitutes the entire agreement among the parties and supersedes any prior understandings, agreements or representations by or among the parties, written or oral, with respect to the subject matter hereof.

(b)  Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns.

(c)  Counterparts and Facsimile Signature. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. This Agreement may be executed by facsimile signature.

(d)  Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(e)  Notices. All notices, instructions and other communications hereunder shall be in writing. Any notice, instruction or other communication hereunder shall be deemed duly delivered four business days after it is sent by registered or certified mail, return receipt requested, postage prepaid, or one business day after it is sent for next business day delivery via a reputable nationwide overnight courier service, in each case to the intended recipient as set forth below:

If to Parent, to:

Fortissimo Acquisition Corp.
14 Hamelacha Street
Park Afek PO Box 11704
Rosh Haayin 48091 ISRAEL
Attention: Marc S. Lesnick
Telephone: 011-972-3-915-7466
Facsimile: 011-972-3-915-7411
E-mail: marc@ffcapital.com

with a copy (which shall not constitute notice) to:

Wilmer Cutler Pickering Hale and Dorr LLP
399 Park Avenue
New York, New York 10022
Attention: Brian B. Margolis, Esq.
Telephone: (212) 230-8800
Facsimile: (212) 230-8888
E-mail: brian.margolis@wilmerhale.com

If to the Stockholders’ Representative:

Justin Booth-Clibborn
124 Rivington Street
New York, New York 10002
Telephone: (212) 533-9055
Facsimile: (212) 533-9112
E-mail: justin@psyop.tv

If to the Escrow Agent:

American Stock Transfer & Trust Company
59 Maiden Lane
New York, New York 10038
Attention: Herbert J. Lemmer
Telephone: (718) 921-8209
Facsimile: (718) 331-1852
E-mail: hlemmer@amstock.com

Any party may give any notice, instruction or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail or electronic mail), but no such notice, instruction or other communication shall be deemed to have been duly given unless and until it actually is received by the party to whom it is intended. Any party may change the address to which notices, instructions, or other communications hereunder are to be delivered by giving the other parties notice in the manner set forth in this Section.

(f)  Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without giving effect to any conflicts of laws principles thereof directing the application of any law other than that of the State of New York.

(g)  Amendments and Waivers. This Agreement may be amended only with the written consent of Parent, the Escrow Agent and the Stockholders’ Representative. No waiver of any right or remedy hereunder shall be valid unless the same shall be in writing and signed by the party giving such waiver. No waiver by any party with respect to any condition, default or breach of covenant hereunder shall be deemed to extend to any prior or subsequent condition, default or breach of covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(h)  Submission to Jurisdiction. Subject to the provisions of Section 3, courts within the State of New York, County of New York or the United States District Court for the Southern District of New York will have jurisdiction over all disputes between the parties hereto arising out of or relating to this agreement and the agreements, instruments and documents contemplated hereby. The parties hereby consent to and agree to submit to the jurisdiction of such courts. Each of the parties hereto waives, and agrees not to assert in any such dispute, to the fullest extent permitted by applicable law, any claim that (i) such party is not personally subject to the jurisdiction of such courts, (ii) such party and such party’s property is immune from any legal process issued by such courts or (iii) any litigation commenced in such courts is brought in an inconvenient forum.

(i)  Waiver of Jury Trial. Each party hereto hereby irrevocably waives all right to trial by jury in any proceeding (whether based on contract, tort or otherwise) arising out of or relating to this Agreement or any transaction or agreement contemplated hereby or the actions of any party hereto in the negotiation, administration, performance or enforcement hereof.

(j)  Security Procedures. In the event funds transfer instructions are given, whether in writing, by facsimile or otherwise, the Escrow Agent is authorized to seek confirmation of such instructions by telephone call-back to the person or persons designated on Schedule 1 hereto, and the Escrow Agent may rely upon the confirmation of anyone purporting to be the person or persons so designated. The persons and telephone numbers for call-backs may be changed only in a writing actually received and acknowledged by the Escrow Agent. The Escrow Agent and the beneficiary’s bank in any funds transfer may rely solely upon any account numbers or similar identifying numbers provided by the Stockholders’ Representative or Parent to identify (i) the beneficiary, (ii) the beneficiary’s bank, or (iii) an intermediary bank. The Escrow Agent may apply any of the escrowed funds for any payment order it executes using any such identifying number, even when its use may result in a person other than the beneficiary being paid, or the transfer of funds to a bank other than the beneficiary’s bank or an intermediary bank designated. The parties to this Escrow Agreement acknowledge that these security procedures are commercially reasonable.

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IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

FORTISSIMO ACQUISITION CORP.

By: _______________________________________

__________________________________________

Justin Booth-Clibborn

AMERICAN STOCK TRANSFER & TRUST COMPANY

By: ________________________________________